UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2004

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania  19053

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

On June 25, 2004, WorldGate Communications, Inc. (the “Company”), announced the completion of a private placement of $7.55 million of its Series A Convertible Preferred Stock and Warrants with several institutional investors (the “Investors”).  The financing was led by Satellite Strategic Finance Associates, LLC, a private investment fund.

The proceeds of the financing are expected to allow the Company to complete development and field trials of the Company’s Ojo video phone product, and to provide working capital as the Company launches its Ojo video phones later this year.

The preferred stock to be issued pursuant to this placement is convertible into the Company’s common stock at a conversion price of $2.35 per share.  The Company has the right to require conversion of the preferred stock into common stock upon achieving certain price targets with respect to its common stock and the satisfaction of certain other conditions.  As part of the transaction, the Company issued five-year warrants to purchase a total of 1.6 million shares of the Company’s common stock, with one-half of the warrants having an exercise price of $2.69 per share and the remaining half having an exercise price of $3.14 per share.  The preferred stock has a dividend rate of 5% per annum, payable quarterly, which may be paid either by cash or through the issuance of common stock at the Company’s option (with stock payments being made at a 10% discount to the then current market price).  The preferred stock has a staged maturity over three years with scheduled payments of one third due after 18 months, one half of the remaining due after 24 months and the balance due after 36 months.  The preferred stock may be redeemed at maturity in cash or through the issuance of common stock, at the Company’s option (with stock payments being made at the then current market price).  All dividend and maturity payments made in stock are subject to the satisfaction of certain conditions including the listing and availability of an effective registration statement.  The investors also received an additional investment right, for a limited period of time, to purchase 1.6 million additional shares of common stock shares at $3.14 a share.

The Company paid fees to Janney Montgomery Scott LLC, Ashenden Finance & Cie SA and Sloan Securities LLC, based upon the proceeds received by the Company from certain of the Investors participating in this financing.  The aggregate fees payable to these entities was less than six percent of the gross proceeds.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.  The Company has agreed to file a registration statement on Form SB-2 within 30 days after the closing of the transaction for purposes of registering the shares of common stock for resale upon conversion of the preferred stock and exercise of the warrants.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Expressions of future goals and similar expressions including, without limitation, expressions using the terminology “may,” “will,” “believes,” “plans,” “expects,” “anticipates,” “predicts,” “forecasts,” and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements.  These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to fund operations or raise additional capital if needed and the other factors described in the Company’s filings with the Securities and Exchange Commission.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired:  None

(b)           Pro Forma Financial Information:  None

(c)           Exhibits:

3.1	Form of Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company

4.1	Form of Series A Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.2	Form of Series B Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.3	Form of Series C Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.4	Registration Rights Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)

99.1	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)

99.2	Press Release dated June 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Randall J. Gort
Name: Randall J. Gort
Title: Chief Legal Officer and Secretary

Date: June 25, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Form of Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company

4.1	Form of Series A Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.2	Form of Series B Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.3	Form of Series C Warrant dated as of June 24, 2004 issued by the Company to the Investors (as defined in the Securities Purchase Agreement)

4.4	Registration Rights Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)

99.1	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein)

99.2	Press Release dated June 25, 2004